As filed with the United States Securities and Exchange Commission on April 16, 2025

Registration No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	87-0613716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2190 Dividend Drive

Columbus, Ohio 43228

(614) 921-8170

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James F. DeSocio

President and Chief Executive Officer

Intellinetics, Inc.

2190 Dividend Drive

Columbus, Ohio 43228

(614) 921-8170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erin C. Herbst, Esq.

Kegler Brown Hill & Ritter Co., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215

Tel No.: (614) 462-5400

Fax No.: (614) 464-2634

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicated by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL ___, 2025

PROSPECTUS

INTELLINETICS, INC.

$12,869,040

Common Stock

Warrants

Units

We may, from time to time in one or more offerings, offer and sell any combination of common stock, warrants, or units consisting of a combination of the foregoing securities having a maximum aggregate offering price of $12,869,040. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is traded on the NYSE American stock exchange under the symbol “INLX.” The closing price of our common stock on NYSE American on April 10, 2025, was $14.38 per share.

As of April 10, 2025, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $38,607,122, based on 4,314,458 shares of common stock outstanding as of April 10, 2025, of which 2,684,779 shares were held by non-affiliates, and a per share price of $14.38 based on the closing sale price of such common stock on April 10, 2025 (prior to the date of filing). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is__________ , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $12,869,040. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

As used in this prospectus, the terms “Intellinetics,” the “Registrant,” “Company,” “we,” “our” and similar terms refer to Intellinetics, Inc., a Nevada corporation, and its subsidiaries, unless the context indicates otherwise. “Intellinetics Ohio” refers to Intellinetics, Inc., an Ohio corporation and a wholly-owned subsidiary of the Registrant, unless the context indicates otherwise. “Graphic Sciences” refers to Graphic Sciences, Inc., a Michigan corporation and a wholly-owned subsidiary of the Registrant, unless the context indicates otherwise.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “could,” “should,” “would,” “will,” “project,” “intend,” “continue,” “believe,” “anticipate,” “estimate,” “forecast,” “expect,” “plan,” “potential,” “opportunity,” “scheduled,” “goal,” “target,” and “future,” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements. Examples of forward-looking statements include, among other things, statements about the following:

●	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the current global inflation, economic instability, and other economic and market conditions, and their effects on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

●	our prospects, including our future business, revenues, recurring revenues, expenses, net income, earnings per share, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, backlog of orders and revenue, our targeted growth rate, our goals for future revenues and earnings, and our expectations about realizing the revenues in our backlog and in our sales pipeline;

●	our expectation that the shift from an offline to online world will continue to benefit our business;

●	our ability to integrate our recent acquisitions and any future acquisitions, grow their businesses and obtain the expected financial and operational benefits from those businesses;

●	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, capital expenditures, liquidity, financial condition and results of operations;

●	our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

●	our markets, including our market position and our market share;

●	our ability to successfully develop, operate, grow and diversify our operations and businesses;

●	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

●	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

●	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

●	the amount and timing of revenue recognition from customer contracts with commitments for performance obligations, including our estimate of the remaining amount of commitments and when we expect to recognize revenues;

●	industry trends and customer preferences and the demand for our products, services, technologies and systems; and

●	the nature and intensity of our competition, and our ability to successfully compete in our markets.

Any forward-looking statements we make are based on our current plans, intentions, objectives, strategies, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” as well as other risks, uncertainties and factors discussed in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and from time to time in our other filings with the SEC. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.

Any forward-looking statements contained in this report speak only as of the date of this prospectus, and any other forward-looking statements we make from time to time in the future speak only as of the date they are made. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.

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PROSPECTUS SUMMARY

The prospectus summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference and does not contain all of the information you should consider before investing in our securities. Before deciding to invest in our securities, you should read this entire prospectus, any prospectus supplement, including the discussion of “Risk Factors” and the documents incorporated by reference into this prospectus.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	warrants to purchase common stock; and/or
●	units consisting of one or more of the foregoing,

in one or more offerings up to a total dollar amount of $12,869,040. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

OUR COMPANY

Company Overview

We are a document services and software solutions company serving both the small-to-medium business and governmental sectors with their digital transformation and process automation initiatives. Our digital transformation products and services are provided through two reporting segments: Document Management and Document Conversion. Our solutions create value for customers by making it easy to connect business-critical documents to the people who need them by making those documents easy to find and access, while also being secure and compliant with the customers’ audit requirements. Solutions are sold both directly to end-users and through resellers.

Our Document Management segment consists primarily of solutions involving our software platform, allowing customers to capture and manage their documents across operations such as scanned hard-copy documents and digital documents including those from Microsoft Office, digital images, audio, video and emails. Our software platforms include a) IntelliCloud™ Payables Automation Solutions, b) IntelliCloud™ content management, and c) YellowFolder™, a specialized content management software solution for the K-12 education market. These platforms reflect our focus, and the market’s focus, on growth via cloud-based content management and process automation. Our Document Management business also generates software-related professional services that include installation, integration, training, and consulting services, as well as ongoing software maintenance and customer support.

Our Document Conversion segment provides assistance to customers as a part of their overall document strategy to convert documents from one medium to another, predominantly paper to digital, including migration to our software solutions, as well as micrographics conversions and long-term storage and retrieval services. We convert images from paper to digital, paper to microfilm, microfiche to microfilm, and micrographics to digital for businesses and state, county, and municipal governments. Our Document Conversion business also provides its clients with long-term paper and microfilm storage and retrieval options.

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We operate a U.S.-based business with approximately 79.9% of our revenues resulting from state and local government contracts, including K-12 school districts, complemented by our diverse set of document management software solutions and services. We hold or compete for leading positions regionally in select markets and attribute this leadership to several factors including the strength of our brand name and reputation, our comprehensive offering of innovative solutions, and the quality of our service support. Net growth in sales of software as a service in recent years reflects market demand for these solutions over traditional sales of on-premise software. We expect to continue to benefit from our select niche leadership market positions, innovative product offerings, growing customer base, and the impact of our increased spending in sales and marketing programs. Examples of these programs include identifying and investing in growth and expanded market penetration opportunities, more effective products and services pricing strategies, demonstrating superior value to customers, increasing our sales force effectiveness through improved guidance and measurement, and continuing to optimize our lead generation and lead nurturing processes.

Software Development and Intellectual Property

We design, develop, test, market, license, and support new software products and enhancements of current products. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats.

Our software and most of the underlying technologies are built on a Microsoft.Net framework. We rely on a combination of copyright, trademark laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary intellectual property rights.

Customers license the right to use our software products on a non-exclusive basis. We grant to third parties rights in our intellectual property that allow them to market certain of our products on a non-exclusive or limited-scope exclusive basis for a particular application of the product or to a particular geographic area.

While we believe that our intellectual property as a whole is valuable and our ability to maintain and protect our intellectual property rights is important to our success, we also believe that our business as a whole is not materially dependent on any particular trademark, license, or other intellectual property right.

Corporate History

Intellinetics is a Nevada holding company incorporated in 1997, with two wholly-owned subsidiaries: (i) Intellinetics Ohio and (ii) Graphic Sciences. Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of Intellinetics as a result of a reverse merger and recapitalization. On March 2, 2020, Intellinetics purchased Graphic Sciences, Inc.

Corporate Information

Our principal executive offices are located at 2190 Dividend Drive, Columbus, Ohio 43228. Our website is located at www.intellinetics.com and our telephone number is 614-921-8170. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of the prospectus supplement.

Recent Developments

Our Document Conversion segment has significant customer concentration with the State of Michigan. Graphic Sciences’ initial form of the current contract with the State of Michigan was won in 2007 and currently is in its extension period beyond the five years from June 1, 2018 to May 30, 2023, which extended the contract to May 30, 2025. We are currently participating in a competitive bidding process to renew this contract as of the date of this prospectus.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

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USE OF PROCEEDS

Except as otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for debt repayment and general corporate purposes, which may include, but are not limited to, prepayments of principal on our existing debt due in December of 2025, working capital needs, capital expenditures, software development expenditures, new software offering launch, increased sales and marketing expenses, office and warehouse leasing costs, and new server assets or server leases. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus summarize the material terms and provisions of the various types of securities that we may offer. These descriptions are not meant to be complete. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may offer and sell from time to time, in one or more primary offerings:

●	common stock;
●	warrants to purchase common stock; and/or
●	units consisting of one or more of the foregoing,

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock

The following is a description of the general terms of our common stock and of certain provisions of our Articles of Incorporation, as amended, which we refer to as our articles, and of our Bylaws, as amended, which we refer to as our bylaws. This description is a summary only and not meant to be complete, but is qualified in its entirety by reference to the relevant provisions of the Nevada Revised Statutes, and to our articles and to our bylaws. For more detailed information, you should refer to our articles and our bylaws, which we have filed with the SEC and are available as described below under “Where You Can Find More Information,” and the Nevada Revised Statutes.

General. Under our articles, we are authorized to issue 25,000,000 shares of common stock, par value $0.001 per share. As of April 10, 2025, 4,314,458 shares of common stock were issued and outstanding, and an additional 855,372 shares of common stock were reserved for issuance pursuant to our employee and director incentive compensation plans and outstanding warrants. The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law, the NYSE American stock exchange, or the rules of any other stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board will not seek stockholder approval for the issuance and sale of our common stock.

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Voting Rights, Dividends and Other Rights. The holders of our common stock are entitled to one vote for each share in the election of directors and on all other matters submitted to a vote of the stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors or any preemptive rights to purchase or subscribe for our securities. Our common stock is not convertible into any other securities and is not subject to redemption by us. All outstanding shares of our common stock are, and any additional shares of our common stock that we may issue under this prospectus will, upon issuance, be fully paid and non-assessable.

The holders of our common stock are entitled to receive ratably such dividends and other distributions, if any, as may be declared from time to time by our board out of funds legally available for that purpose; however, our current policy is to retain earnings, if any, for operations and growth.

In the event of the liquidation, dissolution or winding-up of our affairs, the holders of our common stock will be entitled to share ratably in our net assets that are remaining after payment or provision for payment of all of our debts and obligations.

Listing. Our common stock is listed on the NYSE American stock exchange under the symbol “INLX.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Standard Transfer Company. Its address is 440 East 400 South Suite 200, Salt Lake City, Utah 84111, and its telephone number is (801) 571-8844.

Effect of Nevada Law. As a Nevada corporation, we are subject to the provisions of the Nevada Revised Statutes, some of which have an anti-takeover effect.

Control Share Act. For example, Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which are referred to as the Control Share Act, restrict the ability of individuals and groups who acquire one-fifth or more of the voting shares of an “Issuing Corporation” as such term is defined in the Control Share Act, from exercising the voting rights of the acquired shares, absent required stockholder approval of the share acquisition transaction or an opt out election by the corporation. To avoid the voting restriction, the acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of the majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights, and the approval must specifically include the conferral of such voting rights. Although we have not opted out of this statute, a corporation alternatively may expressly elect not to be governed by the provisions in either its articles of incorporation or its bylaws. Additionally, in the face of a potential control share transaction, a corporation, if it has not opted out of the statutory provisions, may opt out of the Control Share Act by amending its articles of incorporation or its bylaws prior to the 10th day following the acquisition of a controlling interest by an acquiring person.

The Control Share Act is applicable only to shares of an “Issuing Corporation” as defined in Chapter 78 of the Nevada Revised Statutes. An “Issuing Corporation” is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record with an address in Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the Control Share Act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the Control Share Act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

Business Combination Act. We are also subject to Sections 78.411 to 78.444 of the Nevada Revised Statutes, which are referred to as the Business Combination Act. This statute is designed to limit acquirers of voting stock of a corporation from effecting a business combination without the consent of the stockholders or board of directors. The statute generally provides that “Interested Stockholders” of a Nevada corporation with at least 200 stockholders of record cannot engage in specified business combinations with a Nevada corporation for a period of two years after the date on which the person became an “Interested Stockholder,” unless (a) the business combination or the transaction by which the person first became an interested stockholder was approved by the Nevada corporation’s board of directors before the person first became an interested stockholder, or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders. An “Interested Stockholder,” generally means any person who is: (a) the beneficial owner, directly or indirectly, or 10 percent or more of the voting power of the outstanding voting shares of the resident domestic corporation; or (b) an affiliate or associate of the resident domestic corporation and at any time within 2 years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then-outstanding shares of the resident domestic corporation.

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The foregoing is a summary of certain provisions of Nevada law and does not purport to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. While the terms summarized below may apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

As of April 10, 2025, the Company had warrants outstanding to purchase as follows:

●	95,500 shares of the Company’s common stock at an exercise price of $4.00 per share

●	109,560 shares of the Company’s common stock at an exercise price of $4.62 per share

●	16,000 shares of the Company’s common stock at an exercise price of $9.00 per share

●	17,200 shares of the Company’s common stock at an exercise price of $12.50 per share

●	3,000 shares of the Company’s common stock at an exercise price of $15.00 per share

The warrants will terminate on March 30, 2027.

These warrants have been incorporated by reference as Exhibits 4.2 through 4.7 to the registration statement that includes this prospectus.

The complete terms and provisions of any series of warrants that we may offer under this prospectus will be contained in the specific warrant agreements and warrant certificates applicable to that series along with any supplemental agreements and any other documents applicable to the series of warrants, and all of such documents will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part. The following summary of the material terms and provisions of warrants we may offer under this prospectus are subject to, and qualified in their entirety by reference to, all of the terms and provisions of the warrants agreements and warrant certificates and any supplemental agreements and any other documents applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to any series of warrants that we offer under this prospectus, as well as the warrant agreements and warrant certificates and any supplemental agreements and related documents that contain the terms of that series of warrants.

General. We may issue warrants to purchase shares of our common stock in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities.

Each series of warrants may be evidenced by warrant certificates that we will issue under a separate warrant agreement. We may enter into each warrant agreement with a warrant agent. We will indicate the name and address of any warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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If we issue any warrants pursuant to this prospectus, we will describe in the applicable prospectus supplement the terms of each series of warrants, including, as applicable, the following:

●	the title of the series of warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants offered;

●	the designation, number and terms of the securities purchasable upon exercise of the warrants;

●	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the exercise price of the warrants;

●	the dates or periods during which the warrants are exercisable;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	if the warrants are issued in a unit together with one or more other securities, the designation and terms of any securities with which the warrants are issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or the number of securities issuable upon exercise of the warrants;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

●	the manner in which the warrant agreement and warrants may be modified;

●	any material U.S. federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or the right to exercise voting rights, if any.

Exercise of Warrants. Each warrant will entitle the holder to purchase the securities that we specify at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holders of the warrants will be required to deliver to the warrant agent upon exercise of the warrants.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Enforceability of Rights by Holders of Warrants. Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of warrants may, without the consent of the related warrant agent or the holder of any other warrants, enforce by appropriate legal action its right to exercise, and to receive the securities purchasable upon exercise of, its warrants.

Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the general terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

The complete terms and provisions of any units that we may offer under this prospectus will be contained in the specific unit agreements applicable to those units along with any supplemental agreements and any documents applicable to the securities comprising the units, which documents will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part. The following summary of the material terms and provisions of the units are subject to, and qualified in their entirety by reference to, the terms and provisions of the unit agreements and any supplemental agreements applicable to a particular series of units as well as any documents applicable to the securities comprising the units. We urge you to read the applicable prospectus supplement related to any series of units that we offer under this prospectus, as well as the unit agreement and any supplemental agreements and related documents that contain the terms of the units or the securities included in the units.

We may issue units, in one or more series, consisting of one or more shares of common stock and/or warrants in any combination. Each unit will be issued so that the holder of the unit will also be treated as the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If we issue any units pursuant to this prospectus, we will describe in the applicable prospectus supplement the terms of and other information relating to such units, including, as applicable, the following:

●	the title of the units;

●	the aggregate number of units;

●	the price or prices at which the units will be issued;

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

●	the name and address of any unit agent;

●	the terms of the governing unit agreement;

●	any applicable material U.S. Federal income tax consequences; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any common stock, preferred stock or warrant included in each unit.

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PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time in one or more of the following methods:

●	to or through underwriters, brokers or dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods.

In addition, the manner in which we may sell some or all of the securities offered under this prospectus includes, without limitation, through:

●	purchasers by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	block trades;

●	ordinary broker transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

We may distribute securities from time to time in one or more transactions:

●	at a fixed offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each time we sell securities, a prospectus supplement will describe the method of distribution of the securities. The prospectus supplement will include the following information as to each offering of securities hereunder:

●	the terms of the offering;

●	the names of any underwriters (including any managing underwriters), dealers or agents, and the amount so securities underwritten or purchased by each of them, if any;

●	the purchase price or public offering price of the securities;

●	the net proceeds to us or the selling stockholders from the sale of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions or fees paid to agents or other items constituting agents’ compensation.

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Sales Through Underwriters or Dealers

If underwriters are used in a sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, at negotiated prices or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters without a syndicate. Unless the prospectus supplement otherwise provides, the obligations of the underwriters to purchase the securities will be subject to certain conditions set forth in the applicable underwriting agreement, and subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if they purchase any of them, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we or they have a material relationship. We will describe any such material relationship in the prospectus supplement, naming the underwriter, the nature of any such relationship.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids and passive market making in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific minimum. Short-covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short position. Penalty bids permit the underwriters to reclaim a selling commission from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. These activities may cause the market price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue these activities at any time.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of fees, discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any such underwriter or agent and will describe any compensation paid to them.

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Dealers may allow other dealers to participate in resales. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, where no underwriters or agents would be involved.

We may sell the securities through agents designated from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, any agent will use its best efforts to sell the securities for the account of us or the selling stockholders for the period of its appointment.

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We may sell the securities directly to certain types of institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement. We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

If indicated in the prospectus supplement, we or any selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell those securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents may receive compensation, trading gain or other benefits from these transactions.

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Other Types of Transactions

Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (d) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved. We will describe in the applicable prospectus supplement the terms of any agreements or arrangements with broker-dealers, including volume limitations on sales, parties to the agreement and the conditions under which the agreement or arrangement may be terminated.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

General Information

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Except for common stock, the securities offered hereby may not be listed on a national securities exchange. Any underwriters may make a market in these securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guaranty the liquidity of the trading markets for any securities.

We or the selling stockholders may provide the underwriters, dealers, agents and remarketing firms with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that they may make with respect to these liabilities.

From time to time, we or our affiliates may engage in transactions with these underwriters, dealers, agents and remarketing firms in the ordinary course of business. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, no FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

There is no assurance we will sell all or any of the securities offered under this prospectus.

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LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by McDonald Carano LLP, Reno, Nevada.

EXPERTS

The consolidated financial statements of Intellinetics, Inc. (the Company) as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus have been so incorporated in reliance on the report of GBQ Partners, LLC, independent auditors, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our amended articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement, and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public at the website maintained by the SEC at www.sec.gov.

We also make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, on or through our website located at www.intellinetics.com, as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus and the accompanying prospectus or any report or document we file with or furnish to the SEC, and any references to these websites are intended to be an inactive textual references only.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant incorporates by reference in this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) (other than information that is furnished to but not filed with the SEC in those documents), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025;
(2)	the Registrant’s Current Reports on Form 8-K filed with the SEC on February 20, 2025; November 13, 2024; October 16, 2024; August 13, 2024; June 26, 2024; June 10, 2024; May 14, 2024; March 28, 2024; and April 3, 2025;
(3)	the information included in the Registrant’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting of Stockholders, as filed with the Commission on April 29, 2024, to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and
(4)	the description of the Registrant’s Common Stock contained in Registrant’s registration statement on Form 10-SB filed with the SEC on October 2, 2000, as the description therein has been updated and superseded by the description of the registrant’s capital stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 27, 2024, and including any amendments or reports filed with the SEC for the purpose of updating such descriptions.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than information that is furnished to but not filed with the SEC in those documents) shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any Current Report on Form 8-K that is furnished to the SEC but not filed with the SEC is not deemed incorporated by reference into this Registration Statement.

You may access these filings on our website at www.intellinetics.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

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INTELLINETICS, INC.

2190 Dividend Dr.

Columbus, Ohio 43228

Attn: Chief Financial Officer

614-921-8170

INTELLINETICS, INC.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by the Registrant.

SEC registration fee	$1,970.25
FINRA filing fees	(1)
Printing fees and expenses	(1)
Accounting fees and expenses	(1)
Trustees’ fees and expenses	(1)
Warrant agent fees and expenses	(1)
Legal fees and expenses	(1)
Miscellaneous Expenses	(1)
Total	$(1)

(1)	These fees will be calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Nevada Revised Statutes and our bylaws provide for the indemnification of directors, officers and certain other persons in the circumstances outlined below.

Actions other than by the Registrant

The Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person (i) was liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

Actions by the Registrant

The Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Successful Defense

To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Registrant against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Required Approval

Any discretionary indemnification, unless ordered by a court, must be made by the Registrant only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances. The determination must be made by (i) the stockholders, (ii) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Advance of Expenses

The articles of incorporation, the bylaws, or an agreement made by the Registrant may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Registrant.

Other Rights

The indemnification provisions above and the advancement of expenses (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in his or her official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of the action, and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

Intellinetics has obtained liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacities as directors and officers of the Registrant.

Item 16. Exhibits

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which follows the signature page to this Registration Statement and is incorporated herein by reference.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 193, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbus, State of Ohio, on the date indicated below.

INTELLINETICS, INC

Date: April 16, 2025	By:	/s/ James F. DeSocio
James F. DeSocio President and Chief Executive Officer (Principal Executive Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. DeSocio and Joseph D. Spain, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-3, including, without limitation, any post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on April 16, 2025.

Signature	Title

/s/ James F. DeSocio	President, Chief Executive Officer, and Director (Principal Executive Officer)
James F. DeSocio
/s/ Joseph D. Spain	Treasurer and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)
Joseph D. Spain

/s/ Michael N. Taglich	Director, Chairman of the Board
Michael N. Taglich

/s/ John Guttilla	Director
John Guttilla

/s/ Stanley Jaworski Jr.	Director
Stanley Jaworski Jr.

/s/ Paul Seid	Director
Paul Seid

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INTELLINETICS, INC.

Form S-3

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit No.	Description	Incorporation by Reference
		Form	Exhibit	Filing Date

2.1	Form of Underwriting Agreement*

3.1.1	Articles of Incorporation of Intellinetics, Inc.	10-SB	3.1	10-02-2000

3.1.2	Certificate of Correction, effective May 22, 2007	8-K	3.1	06-15-2007

3.1.3	Certificate of Amendment to Articles of Incorporation of Intellinetics, Inc.	8-K	99.1	09-03-2014

3.1.4	Certificate of Amendment to Articles of Incorporation of Intellinetics, Inc., dated March 2, 2020	8-K	3.1	03-04-2020

3.1.5	Certificate of Amendment to Articles of Incorporation of Intellinetics, Inc., dated March 3, 2020	8-K	3.2	03-04-2020

3.2.1	Bylaws of Intellinetics, Inc.	10-SB	3.3	10-02-2000

3.2.2	Amendment No. 1 to the Bylaws of Intellinetics, Inc.	8-K	3.4	03-01-2012

3.2.2	Amendment No. 2 to the Bylaws of Intellinetics, Inc.	8-K	3.3	03-04-2020

4.1	Form of Stock Certificate	10-K	4.1	03-30-2020

4.2	Form of Placement Agent Warrants, dated January 31, 2017	8-K	10.3	01-06-2017

4.3	Form of Warrant to Purchase Common Stock, issued October 22, 2017	8-K	10.2	10-26-2017

4.4	Form of Placement Agent Warrants	8-K	10.5	11-24-2017

4.5	Form of Placement Agent Warrants	8-K	10.3	09-26-18

4.6	Form of Placement Agent Warrants, dated March 2, 2020	8-K	4.4	03-04-2020

4.7	Form of Placement Agent Warrants, dated April 1, 2022	8-K	4.1	04-05-2022

4.8	Form of 12% Subordinated Notes, dated April 1, 2022	8-K	10.2	04-05-2022

4.9	Form of Warrant Agreement*

4.10	Form of Subscription Agreement*

5.1	Opinion of McDonald Carano LLP +

23.1	Consent of Independent Registered Public Accounting Firm +

24.1	Powers of Attorney (Included on Signature Page) +

107	Filing Fee Table +

101.INS	XBRL Instance Document +
101.SCH	XBRL Taxonomy Extension Schema Document +
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document +
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document +
101.LAB	XBRL Taxonomy Extension Label Linkbase Document +
101.PRE	XBRL Taxonomy Extension Linkbase Document +

+	Filed herewith:
*	If applicable, to be filed either by an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K or other report filed with the Securities and Exchange Commission pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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